Exhibit 99.2

Stardust Power Inc. Announces Closing of $4.3 Million Underwritten Public Offering

GREENWICH, CONNECTICUT, June 18, 2025 (GLOBE NEWSWIRE) – Stardust Power Inc. (NASDAQ: SDST) (the “Company”), an American developer of battery-grade lithium products, today announced the closing of its previously announced underwritten public offering. Gross proceeds to the Company were approximately $4.3 million, before deducting underwriting fees and other offering expenses payable by the Company. The offering closed on June 18, 2025.

The offering consisted of 21,500,000 shares of common stock (“Common Stock”). The public offering price per share of Common Stock was $0.20. In addition, the Company has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase up to an additional 3,225,000 shares of Common Stock, representing 15.0% of the number of shares of Common Stock sold in the offering solely to cover over-allotments, if any.

If the over-allotment option is exercised in full, aggregate gross proceeds to the Company are expected to total approximately $4.9 million. These funds will support the completion of the Definitive Feasibility Study (DFS/FEL-3), a transformational milestone for Stardust Power. The DFS will provide detailed engineering, comprehensive capital expenditure estimates, and a clearly defined scope of build for the Company’s proposed lithium processing facility in Muskogee, Oklahoma, laying a strong foundation for final investment decision (FID) efforts and bringing the project significantly closer to securing financing for the construction of Phase 1.

Aegis Capital Corp. acted as the sole book-running manager for the offering. Thompson Hine LLP acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

A registration statement on Form S-1 (No. 333-287939) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2025 was declared effective by the SEC on June 16, 2025. The offering was made only by means of a prospectus. A final prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium products designed to bolster America’s energy leadership by building resilient supply chains. Stardust Power is developing a strategically central lithium processing facility in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 metric tons per annum of battery-grade lithium. The Company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans, including, but not limited to, the Company’s ability to timely complete the DFS/FEL. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com